EXHIBIT 21
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       NAME OF SUBSIDIARY                                      STATE OF INCORPORATION
       ------------------                                      ----------------------
1.     Physicians Health Services of New Jersey, Inc.                New Jersey

2.     First Option Health Plan of Pennsylvania, Inc.               Pennsylvania

3.     First Option Health Plan of                                    Maryland
       Maryland, Inc.

4.     FOHP Agency, Inc.                                             New Jersey
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